SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 6, 1995


                             TSI Incorporated
         (Exact name of registrant as specified in its charter)

                                Minnesota
             (State of other jurisdiction of incorporation)

         0-2958                                  41-0843524
(Commission File Number)              (IRS Employer Identification No.)

 500 Cardigan Road, St. Paul, Minnesota                    55126
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code        612/483-0900


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Item Two. Acquisition or Disposition of Assets.

     Pursuant to the Agreement and Plan of Merger, which is attached hereto as an exhibit, Registrant, effective October 1, 1995, acquired from the sole shareholder thereof all of the outstanding capital stock of Aerometrics, Inc., a California corporation.

     The consideration paid by Registrant for the purchase of the capital stock was a cash payment of $820,000 plus 146,789 unregistered shares of TSI Incorporated common stock. Registrant assumed long term debt of $455,000 owed by Aerometrics, Inc. to the sole shareholder which was paid at closing. Registrant has also agreed to pay an additional $250,000 pursuant to a five-year consulting and noncompetition agreement with the sole shareholder and has entered into an employment agreement with the sole shareholder. The consideration paid was determined by arms-length negotiations between Registrant and the selling shareholder. No prior relationship existed between Registrant and Aerometrics, Inc. or their shareholders, directors, officers, and associates.

     For payment of the purchase price, Registrant applied its own accumulated funds. No loans or debt instruments were associated with this transaction but Registrant has lines of credit available to cover short term fluctuations in cash flow as may be required.

     Aerometrics, Inc. is a maker of instrumentation for flow and velocity measurements and particle measurements for fluid mechanics research applications. In its fiscal year ended December 31, 1994, sales were approximately $7.0 million.

     Registrant intends to continue operations of Aerometrics, Inc.
in California with product lines being integrated with similar and complementary product lines manufactured by Registrant at its Shoreview location in Minnesota.

Item Seven. Financial Statements. Pro Forma Financial Information and Exhibits.

     a. and b. The audited financial statements of Aerometrics, Inc. and the pro formainformation required by this item are not currently available. They will be filed by amendment as soon as practicable but, in any event, no later than December 22, 1995.

     c. The Agreement and Plan of Merger dated October 6, 1995 by and among a wholly owned subsidiary of Registrant and Aerometrics, Inc. and its shareholder is attached as Exhibit 2 to this current report on Form 8-K.

                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereto duly authorized.

                                                TSI INCORPORATED


                                                By /s/LOWELL D. NYSTROM
                                                  Lowell D. Nystrom
                                                  Vice President & CFO

                         EXHIBIT INDEX


Item
601(b)                                                 Sequential
Number              Description                        Page Number

  (2)               Agreement and Plan of Merger


     Schedules and exhibits to the Agreement and Plan of Merger as referred to therein are omitted. Upon request, the registrant will file with the Commission a copy of any omitted schedule or exhibit.